Exhibit 10.2

RBS CITIZENS, NATIONAL ASSOCIATION	MODIFICATION AGREEMENT

This Modification Agreement (the “Agreement”) is made and entered into effective as of the 4th day of May, 2009, by and among the following parties:

RBS Citizens, National Association (successor by merger to Citizens Bank of Massachusetts), a national banking association with its principal office at 28 State Street, Boston, Massachusetts 02109 (the “Bank”);

Cybex International, Inc., a New York corporation with its principal office at 10 Trotter Drive, Medway, Massachusetts 02053 (the “Borrower”); and

Cybex International UK Limited, a United Kingdom corporation with a principal office at Oak Tree House, Atherstone Road, Measham, Derbyshire, DE12 7EL, England (the “Guarantor”);

the Borrower and the Guarantor are hereinafter sometimes collectively referred to as the “Obligors”);

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

BACKGROUND

A. On or about October 17, 2006, the Bank and the Borrower entered into a certain Loan Agreement (as ratified by instrument dated June 28, 2007, and as amended, modified or supplemented, the “Loan Agreement”) pursuant to which, among other things, the Bank and the Borrower agreed to certain terms and conditions relative to the establishment of a $13,000,000 term loan facility (the “Term Loan”), the purpose of which was to finance the Borrower’s acquisition of the real property, with the buildings and improvements thereon, located at 1975 24th Avenue SW, Lot 1 and Outlot A of Block 1, Ebeling Farm Addition, Owatonna, Minnesota (the “Mortgaged Premises”). The Term Loan is evidenced by a certain Commercial Promissory Note (as amended, modified or supplemented, the “Term Note”) dated June 28, 2007 in the original principal amount of $13,000,000 made by the Borrower payable to the order of the Bank. The Term Loan and the obligations and liabilities incurred by Borrower to the Bank in connection therewith are secured by, among other things, a certain Mortgage, Security Agreement and Assignment dated June 28, 2007 (as amended, modified or supplemented, the “Mortgage”), pursuant to which, among other things, the Borrower has granted the Bank a first priority lien and security interest in and to the Mortgaged Premises.

B. On or about July 2, 2008, the Bank and the Borrower entered into a certain Credit Agreement (as amended by Amendment No. 1 to Credit Agreement dated August 31, 2008, and as further amended, modified or supplemented, the “Credit Agreement”) pursuant to which, among other things and subject to certain terms and conditions, the Bank established a revolving line of credit in favor of the Borrower in the maximum principal amount of $15,000,000 (the “Line of Credit”), the purpose of which was to finance the Borrower’s working capital, letters of credit and general business needs. Advances under the Line of Credit are evidenced by a certain

Revolving Credit Note (as amended, modified or supplemented, the “Revolving Note”) dated July 2, 2008 in the maximum principal amount of $15,000,000 made by the Borrower payable to the order of the Bank. The Line of Credit and the obligations and liabilities incurred by Borrower to the Bank in connection therewith are secured by, among other things, a certain Security Agreement (Accounts Receivable and Inventory) dated July 2, 2008 (as amended, modified or supplemented, the “Security Agreement”), pursuant to which Borrower has granted the Bank a first priority lien and security interest in and to all of the Collateral (as defined in the Security Agreement).

C. On or about July 2, 2008, the Guarantor executed and delivered to the Bank an instrument of Guaranty (as amended, modified or supplemented, the “Guaranty”) pursuant to which, among other things, the Guarantor guaranteed the payment and performance of all of the Borrower’s Liabilities (as that term is defined in the Guaranty) to the Bank.

D. The Loan Agreement, the Term Note, the Mortgage, the Credit Agreement, the Revolving Note, the Security Agreement and the Guaranty, and all other agreements, instruments and documents executed in connection with the establishment and documentation of the Term Loan and the Line of Credit are hereinafter collectively referred to as the “Loan Documents.” The Term Loan and the Line of Credit (together, the “Loans”) are cross-defaulted such that a default under any of the Loans constitutes a default under all of the Loans.

E. The Borrower is in default of its obligations with respect to the Loans on account of failure to comply with Sections 8.2 and 8.3 of the Credit Agreement. Herein, the Borrower’s failure to comply with such covenants may be referred to herein as the “Defaults”.

F. The Obligors have requested that the Bank waive the Defaults and forbear from exercising its rights and remedies on account of the Defaults, to revise the Leverage Ratio, and to modify certain other provisions of the Loan Documents.

G. The Bank is willing to waive the Defaults and to forbear from exercising its rights and remedies on account of the Defaults, to revise the Leverage Ratio, and to modify certain other provisions of the Loan Documents, subject to and in accordance with the terms and conditions set forth in this Agreement.

H. Capitalized terms used and not otherwise defined herein shall have the meaning given to them in the Loan Documents.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree with the terms and conditions of this Agreement as set forth herein.

ARTICLE 1

Affirmation of Indebtedness, Acknowledgement of Default,

Waiver of Defenses and Claims, Ratification of Loan Documents

1.1 Affirmation of Indebtedness. The Obligors acknowledge and agree that the balance of indebtedness owed to the Bank under the Loans as of May 4, 2009 is as follows:

Term Loan:		Line of Credit:
Principal	$12,090,000.07	Principal	$2,475,000.00
Accrued and Unpaid Interest	$16,562.72	Accrued and Unpaid Interest	$3,506.72

Total	$12,106,562.79	Total	$2,478,506.72

In addition, the Obligors are and remain liable for the payment of all interest accruing after May 4, 2009 with respect to the Loans, and for the payment of all late fees, costs, expenses, professional fees and costs of collection (including attorneys’ reasonable fees) heretofore or hereafter incurred by the Bank in connection with the Loans (hereinafter collectively referred to as the “Outstanding Obligations”). Each of the Obligors is unconditionally liable for the Outstanding Obligations, jointly and severally.

1.2 Acknowledgement of Default. The Obligors acknowledge the occurrence of the Defaults.

1.3 Waiver of Defenses and Claims. The Obligors hereby each individually acknowledge and agree that none of them has any offsets, defenses, claims, or counterclaims against the Bank or the Bank’s officers, directors, employees, attorneys, representatives, parent, affiliates, predecessors, successors, or assigns (hereinafter, collectively, “Bank Affiliates”) with respect to the Loans, the Outstanding Obligations, or otherwise, and that if the Obligors now have, or ever did have, any such offsets, defenses, claims, or counterclaims against the Bank or any of the Bank Affiliates, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, then all of them are hereby expressly WAIVED, and the Obligors hereby RELEASE the Bank and the Bank Affiliates from any liability therefor. Without limiting the generality of the foregoing release, the Obligors and each of their successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, jointly and severally, release and forever discharge the Bank and the Bank Affiliates of and from any and all manner of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in law or in equity which against the Bank and/or Bank Affiliates they ever had, now have through this date or which any of such Obligors’ successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, both present and former ever had or now has through this date, upon or by reason of any manner, cause, causes or thing whatsoever, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated.

1.4 Ratification of Loan Documents. The Obligors hereby ratify and confirm all of the Loan Documents and acknowledge that the Loan Documents remain in full force and effect in all respects, except as such Loan Documents are modified by the express terms of this Agreement.

ARTICLE 2

Bank’s Reservation of Rights

Except as otherwise specifically set forth herein, the Bank hereby reserves all of its rights and remedies at law and in equity, including, without limitation, the rights and remedies granted to the Bank pursuant to the Loan Documents to collect all amounts due under the Loans. Except as otherwise specifically set forth herein, nothing contained in this Agreement shall constitute a waiver by the Bank of any default under the Loan Documents, whether now existing or hereafter arising.

ARTICLE 3

Waiver and Forbearance

3.1 Waiver and Forbearance. Subject to the Obligors’ compliance with each of the terms and provisions of this Agreement, including, without limitation, the Obligors’ compliance with each of the Conditions Precedent contained in Article 4 below, the Bank agrees to waive the Defaults and to forbear from exercising its rights both at law and in equity to accelerate and collect the indebtedness owed to it under the Loans on account of the Defaults.

3.2 One Time Waiver; No Other Waiver. This is a one time waiver of the Defaults. No other default or Event of Default is hereby waived by the Bank and the Bank’s agreement to forbear shall be limited as specifically set forth herein.

ARTICLE 4

Conditions Precedent

Precedent to the effectiveness of this Agreement, the following matters and documents, each in form and substance satisfactory to the Bank, shall have been satisfied and/or delivered to the Bank, as applicable, prior hereto or simultaneously herewith:

4.1 Authority. Each of the Obligors, as applicable, shall deliver to the Bank appropriate resolutions authorizing the execution and delivery by the Obligors of this Agreement and of all such other documents, instruments and agreements as contemplated herein and as may reasonably be required by the Bank, and such resolutions shall be certified by the Secretary of each Borrower pursuant to a certificate authenticating the vote and otherwise acceptable to the Bank.

4.2 Additional Documentation and Financial Information. The Bank shall have received (i) such other documents, certificates, resolutions, instruments, and agreements from the Obligors as the Bank may reasonably request, and (ii) such information and documentation about the financial condition, business and operations of the Obligors as the Bank may reasonably request.

4.3 Primary Deposit and Cash Management Relationship; Field Examination. In consideration of the Bank’s agreement to enter into this Agreement, the Borrower represents and warrants to the Bank that, on or before August 31, 2009, the Borrower shall transfer to the Bank its primary deposit and cash management relationships. The Borrower acknowledges that it is the Bank’s intention to conduct a field examination of the Borrower and the Collateral on or before August 31, 2009. The Borrower hereby agrees to assist and cooperate with the Bank in all respects in connection with said field examination.

4.4 Payment of Bank’s Expenses and Costs. The Bank shall have been reimbursed for all costs and expenses incurred in connection with the preparation and negotiation of this

Agreement, and any other fees, costs, and expenses incurred by the Bank arising out of or relating to the Loans and the Bank’s relationship with the Obligors, including, but not limited to, attorneys’ reasonable fees and disbursements.

ARTICLE 5

Amendment and Modification of Loan Documents

Subject to the Obligors’ compliance with the terms and conditions of this Agreement, the Loan Agreement, Term Note, Credit Agreement, Revolving Note and Security Agreement are hereby modified and amended as set forth below.

5.1 Amendment and Modification of Loan Agreement. The Loan Agreement is hereby modified and amended as follows:

5.1.1 Section 9(c) of the Loan Agreement is hereby deleted in its entirety, substituting in its place stead the following:

“(c) Leverage Ratio. The Borrower shall not permit its Leverage Ratio, being measured quarterly on a trailing twelve (12) month basis as of the final day of each fiscal quarter of the Borrower, to exceed 3.50 to 1.00 as of June 27, 2009, 3.25 to 1.00 as of September 26, 2009, and 3.00 to 1.00 as of December 31, 2009 and thereafter.”

5.1.2 The definition of EBITDA found in Section 9(d) of the Loan Agreement is hereby deleted, substituting in its place and stead the following:

“EBITDA means, for the applicable period, for the Borrower and its subsidiaries on a consolidated basis, an amount equal to the Borrower’s net income for such period plus: (a) the following to the extent deducted in calculating such net income:

(i) consolidated interest charges for such period,

(ii) the provision for federal, state, provincial, local and foreign income taxes payable by the Borrower and its subsidiaries for such period,

(iii) the amount of depreciation and amortization expense deducted in determining such net income,

(iv) non-cash charges for stock based compensation,

(v) non-cash extraordinary and unusual or non-recurring writedowns or writeoffs, and

(vi) extraordinary and unusual or non-recurring cash losses, but only at the sole discretion of the Bank minus (b) any extraordinary , unusual, non-recurring or non-operating gains;

all calculated for the Borrower and its subsidiaries in accordance with GAAP on a consolidated basis.”

5.2 Amendment and Modification of Term Note. The Term Note is hereby modified and amended as follows:

5.2.1 The definition of “Applicable Margin” found on page 1 of the Term Note is hereby deleted, substituting in its place and stead the following:

“Applicable Margin” means 2.25% per annum.”

5.3 Amendment and Modification of Credit Agreement. The Credit Agreement is hereby modified and amended as follows:

5.3.1 The definition of “Applicable Margin” is hereby deleted in its entirety, substituting in its place and stead the following:

“Applicable Margin means (i) with respect to the Revolving Credit Facility, for any LIBOR Rate Loans and any LIBOR Advantage Rate Loans, plus two and one-quarter (2.25%) percent per annum, and (ii) with respect to the Unused Fee, one quarter of one (.25%) percent per annum.”

5.3.2 The definition of “EBITDA” is hereby deleted in its entirety, substituting in its place and stead the following.

“EBITDA means, for the applicable period, for the Borrower and its subsidiaries on a consolidated basis, an amount equal to the Borrower’s net income for such period plus: (a) the following to the extent deducted in calculating such net income:

(i) consolidated interest charges for such period,

(ii) the provision for federal, state, provincial, local and foreign income taxes payable by the Borrower and its subsidiaries for such period,

(iii) the amount of depreciation and amortization expense deducted in determining such net income,

(iv) non-cash charges for stock based compensation,

(v) non-cash extraordinary and unusual or non-recurring writedowns or writeoffs, and

(vi) extraordinary and unusual or non-recurring cash losses, but only at the sole discretion of the Bank minus (b) any extraordinary , unusual, non-recurring or non-operating gains;

all calculated for the Borrower and its subsidiaries in accordance with GAAP on a consolidated basis.”

5.3.3 The definition of “Eligible Receivables” is hereby amended by deleting subsection (d) of such definition in its entirety, substituting in its place and stead the following:

“(d) any which is owed by an account debtor whose principal place of business is not within the United States, unless backed by an EXIM Bank guaranty or other insurance, in either case acceptable in all respects to the Bank;”

5.3.4 The definition of “LIBOR Rate” shall be modified by adding the following language to the end of such definition:

“If for any reason the LIBOR Rate is unavailable and/or the Bank is unable to determine the LIBOR Rate for any Interest Period, the LIBOR Rate shall be deemed to be equal to the Bank’s Prime Rate.”

5.3.5 It is the intention of the Borrower and the Bank to eliminate the Prime Rate based interest rate option from the interest rate options available to the Borrower relative to Advances under the Line of Credit. To that end, the Prime Rate based option provided in Section 2.3(a) of the Credit Agreement is hereby deleted in its entirety. Without limiting the foregoing, any and all references in the Credit Agreement to the Borrower having the option to elect to have Advances bear interest at a rate determined by reference to the Prime Rate are hereby deleted in their entirety, it being the intent that, except as otherwise set forth herein, all Advances shall bear interest at a rate determined by reference to the LIBOR Rate or the LIBOR Advantage Rate only and that Advances shall bear interest at a rate determined by reference to the Prime Rate only in those situations where the LIBOR Rate or the LIBOR Advantage Rate are unavailable, cannot be determined, or as otherwise provided in the Credit Agreement. Without limiting the foregoing:

(i) Any reference in any definition in Section 1.1 of the Credit Agreement, including, without limitation, “Interest Payment Date” and “Interest Period”, to the Prime Rate or to Prime Rate Loans shall be shall be read and construed to mean and to refer to the Prime Rate and to Prime Rate Loans only in those situations and under those circumstances where the LIBOR Rate or the LIBOR Advantage Rate are unavailable, cannot be determined, or as otherwise provided in the Credit Agreement;

(ii) Section 2.3 of the Credit Agreement is hereby modified and amended by adding the following subsection (d):

“(d) To the extent any Advance bears interest during an Interest Period by reference to the Prime Rate as a result of the LIBOR Rate or LIBOR Advantage Rate being unavailable or undeterminable, such Advance shall bear interest during such Interest Period at a per annum rate equal to the Prime Rate as in effect from time to time.”

(iii) Any references in Section 3.1(b), (c) and (d) to the Prime Rate or to Prime Rate Loans shall be read and construed to mean and refer to the Prime Rate and to Prime Rate Loans only in those situations and under those circumstances where the LIBOR Rate or the LIBOR Advantage Rate are unavailable, cannot be determined, or as otherwise provided in the Credit Agreement; and

(iv) The last sentence of Section 3.1(d) of the Credit Agreement is hereby deleted, substituting in its place and stead the following:

“In the absence of delivery of a continuation/conversion notice with respect to any LIBOR Advantage Rate Loan or LIBOR Rate Loan at least two (2) Business Days before the last day of the then current Interest Period with respect thereto, such LIBOR Advantage Rate Loan or LIBOR Rate Loan shall, on such last day, automatically be continued as a Loan that accrues interest by reference to the LIBOR Advantage Rate.”

5.3.6 Section 3.8(b) of the Credit Agreement is hereby modified and amended by deleting the words and numbers “and Section 3.1” from the eighth line of said Section 3.8(b).

5.3.7 Section 7.2 of the Credit Agreement is hereby modified and amended by deleting subsection (c) from said Section 7.2 and substituting, in its place and stead, the following:

“(c) other Indebtedness up to an aggregate maximum of (i) $2,000,000.00 for Indebtedness secured by purchase money security interests, and (ii) $2,000,000.00 for all other Indebtedness;”

5.3.8 Section 7.5 of the Credit Agreement is hereby modified and amended by deleting subsection (b)(iii) from said Section 7.5 and substituting, in its place and stead, the following:

“(iii) the value of the acquisition is equal to or less than $2,000,000.00.”

5.3.9 Section 7.7 of the Credit Agreement is hereby modified and amended by deleting the number “$5,000,000.00” from the sixth line of said Section 7.7 and substituting, in its place and stead, the number “$2,000,000.00”.

5.3.10 Section 7.8 of the Credit Agreement is hereby modified and amended by deleting such Section in its entirety, substituting in its place and stead, the following:

“7.8 Dividends. Declare, pay, authorize or make any Dividend, without the prior written consent of the Bank.”

5.3.11 Section 8.3 of the Credit Agreement is hereby deleted in its entirety, substituting in its place and stead the following:

“8.3 Leverage Ratio. The Borrower shall not permit its Leverage Ratio, being measured quarterly on a trailing twelve (12) month basis as of the final day of each fiscal quarter of the Borrower, to exceed 3.50 to 1.00 as of June 27, 2009, 3.25 to 1.00 as of September 26, 2009, and 3.00 to 1.00 as of December 31, 2009 and thereafter.”

5.4 Amendment and Modification of Revolving Note. The Revolving Note is hereby modified and amended as follows:

5.4.1 The first sentence of the third paragraph of the first page of the Revolving Note is hereby deleted, substituting in its place and stead the following:

“The outstanding principal of all Advances shall accrue interest at the LIBOR Rate or LIBOR Advantage Rate plus the Applicable Margin or the Prime Rate in accordance with the terms and conditions of the Credit Agreement.”

5.5 Amendment and Modification of Security Agreement. The Security Agreement is hereby modified and amended as follows:

5.5.1 The fourth paragraph of the first page of the Security Agreement is hereby deleted in its entirety, substituting in its place and stead the following:

“The security interest in the Collateral is being granted by the Debtor to the Bank to secure the payment and performance of all liabilities and obligations now or hereafter owing from the Debtor to the Bank under the (i) Revolving Credit Note as same is defined in that certain Credit Agreement (“Credit Agreement”) of even date by and among the Debtor and the Secured Party, (ii) Credit Agreement, including, without limitation, any Hedging Obligations as defined therein, (iii) Loan Agreement dated October 17, 2006 by and among the Debtor and the Secured Party (“Loan Agreement”), and (iv) Commercial Promissory Note dated June 28, 2007 made by the Debtor payable to the order of the Secured Party (collectively, the “Obligations”), which term shall include all accrued interest and all costs and expenses, including attorney’s reasonable fees, costs and expenses relating to the appraisal and/or valuation of assets and all costs and expenses incurred or paid by the Bank in exercising, preserving, defending, collecting, enforcing, or protecting any of its rights under the Obligations or hereunder or with respect to the Collateral or in any litigation arising out of the transactions evidenced by the Obligations.”

5.5.2 Section III of the Security Agreement is hereby deleted in its entirety, substituting in its place and stead the following:

“III. Events of Default

The occurrence of any one or more of the Events of Default (together with the benefit of grace and cure periods, if any) as defined in the Credit Agreement and/or the Loan Agreement shall constitute an “Event of Default” under this Security Agreement.”

ARTICLE 6

Representations and Warranties

The Obligors hereby each represent and warrant as follows:

6.1 Representations and Warranties Confirmed. The representations and warranties contained in the Loan Documents, as hereby amended, are true and correct as of the date hereof with the same effect as though such representations and warranties had been made on the date hereof.

6.2 Compliance with Loan Documents. Except as specifically set forth herein, the Obligors have complied and are now in compliance with all of the terms and provisions set forth in the Loan Documents, on its or their part, as applicable, to be observed and performed.

6.3 No Default. Except for the Defaults, no default or Event of Default as specified in any of the Loan Documents has occurred or is continuing.

6.4 Authority. The execution, delivery, and performance of this Agreement (i) has been duly authorized by all requisite action, (ii) will not violate either (x) any provision of law applicable to any Obligor, or any Obligor’s charter documents or (y) any order of any court or other agency of government binding on the any Obligor or any indenture, agreement, or other instrument to which any Obligor is a party, or by which it or any of its property is bound, and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement, or other instrument.

6.5 Financial Statements. The most current financial statements of the Borrower and Guarantor have been furnished to the Bank. Such statements are true and complete in all material respects. There has been no material adverse change in the financial condition contained therein since the dates of such statements.

ARTICLE 7

Miscellaneous

7.1 Cross-Default and One-Way Cross-Collateralization. The Obligors acknowledge and agree that the Loans are cross defaulted and that the Bank is empowered and authorized to exercise all of its rights and remedies upon the occurrence of a default or Event of Default under either of them, and that the Term Loan is cross-collateralized with the Line of Credit such that the collateral granted to the Bank to secure the Line of Credit secures the indebtedness under the Term Loan. So long as there has then occurred no event which is, or solely with the passage of time or the giving of notice would be, an Event of Default under either the Credit Agreement or the Loan Agreement, and the Borrower is then in compliance with all terms and conditions of the Credit Agreement, the Bank agrees to release the cross-collateralization feature (i.e. so that the collateral granted by the Borrower to secure the Line of Credit will no longer also secure the Term Loan) (i) upon the paydown of the Term Note (from sources other than the sale, refinance or deed-in-lieu of foreclosure of the Mortgaged Premises) to less than $10,000,000.00, or (ii) at the time the Loan to Value Ratio (as defined below) is seventy percent (70%) or less. For purposes hereof, “Loan to Value Ratio” means the ratio of all outstanding amounts due to the Bank under the Term Loan as of the date of calculation, to the then value of the Mortgaged Premises, based on a Bank-ordered appraisal of the Mortgaged Premises, in form and substance satisfactory in all respects to the Bank. The Obligors shall execute and furnish to the Bank, upon its request, with such additional documents and instruments as the Bank may require to further confirm or otherwise further effect the cross-defaulted, cross collateralized status of the Loans, including, but not limited to, ratifications, modifications and/or amendments of any of the Loan Documents.

7.2 Payment of Fees and Expenses. The Obligors agree to reimburse the Bank on demand for all expenses which the Bank may incur in connection with the preparation of this Agreement and all documents and instruments executed and delivered in connection herewith and in connection with the administration of the Loans, collection of the Outstanding Obligations and/or the protection or enforcement of any of the Bank’s rights against the Borrowers or any collateral, including attorneys’ reasonable fees, and disbursements, appraisal fees, inspection fees, and professional fees and charges. The Obligors authorize the Bank, at its option, to pay all such expenses and to charge the same to any account of the Obligors with the Bank.

7.3 Governing Law. This Agreement has been negotiated and accepted in, and shall be deemed to have been made in The Commonwealth of Massachusetts, and the validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws (and not the law of conflicts) of The Commonwealth of Massachusetts. All parties submit to the jurisdiction of The Commonwealth of Massachusetts with regard to any dispute arising under the Loan Documents and this Agreement.

7.4 Waiver of Jury Trial. The Obligors make the following waiver knowingly, voluntarily, and intentionally, and understand that the Bank, in entering into this Agreement is relying thereon. THE OBLIGORS, TO THE EXTENT OTHERWISE ENTITLED THERETO, HEREBY EACH IRREVOCABLY WAIVE ANY PRESENT OR FUTURE RIGHT OF THE OBLIGORS TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE BANK IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE BANK OR IN WHICH THE BANK IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN ANY OF THE OBLIGORS OR ANY OTHER PERSON AND BANK.

7.5 No Waiver of Defaults. Except as otherwise set forth in Article 3.1 above, the Bank does not waive any defaults or Events of Default now existing or hereafter arising under the Loan Documents.

7.6 Entire Agreement. This Agreement and all other documents, instruments, and agreements executed in connection herewith represent the entire agreement of the parties hereto and incorporate the final results of all discussions and negotiations between the Obligors and the Bank, either express or implied, concerning the matters included herein and in such other documents, instruments, and agreements, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions hereof. Any modification, amendment, or waiver of any provision of this Agreement or of any provision of any other agreement between the Obligors and the Bank must be executed in writing by the Bank and the Obligors.

7.7 Best Interests of Obligors. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Obligors. The direct and indirect benefits to inure to the Obligors pursuant to this Agreement and the other Loan Documents constitute substantially more than “reasonably equivalent value” (as such term is used in §548 of the United States Bankruptcy Code (Title 11 U.S.C. §§101 et seq. (the “Bankruptcy Code”))) and “valuable consideration,” “fair value,” and “fair consideration,” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Obligors pursuant to this Agreement and the other Loan Documents.

7.8 Interpretation of Agreement. In connection with the interpretation of this Agreement and all other documents, instruments, and agreements incidental hereto:

7.8.1 The captions of this Agreement are for convenience purposes only, and shall not be used in construing the intent of the Bank and the Obligors under this Agreement.

7.8.2 In the event of any inconsistency between the provisions of this Agreement and any other document, instrument, or agreement entered into by and between the Bank, and any of the Obligors, the provisions of this Agreement shall govern and control.

7.8.3 The Bank and the Obligors have prepared this Agreement and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by the Bank and the Obligors and shall not be construed against either the Bank or the Obligors.

7.8.4 Any determination that any provision or application of this Agreement is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

7.8.5 The Obligors warrant and represent to the Bank that the Obligors: (a) have read and understand all of the terms and conditions of this Agreement; (b) intend to be bound by the terms and conditions of this Agreement; (c) are executing this Agreement freely and voluntarily, without duress, after consultation with independent counsel of their own selection; and (d) acknowledge and agree that the forbearance provided to the Obligors by the Bank pursuant to this Agreement constitutes a fair and reasonable time frame within which all Obligations are to be paid in full.

7.8.6 The provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Obligors and the Bank.

This Agreement is executed as a sealed instrument as of the date first set forth above.

WITNESS TO ALL:	BORROWER:

CYBEX INTERNATIONAL, INC.

/s/ Patty Waisner	By:	/s/ Arthur W. Hicks, Jr.
	Name:	Arthur W. Hicks, Jr.
	Title:	President, Chief Operating Officer and Chief Financial Officer

GUARANTOR:

CYBEX INTERNATIONAL UK LIMITED

	By:	/s/ Arthur W. Hicks, Jr.
	Name:	Arthur W. Hicks, Jr.
	Title:	Director

“BANK”:

WITNESS:	RBS CITIZENS, NATIONAL ASSOCIATION

/s/ Gregory Buscone	By:	/s/ David J. Bugbee
	Name:	David J. Bugbee
	Title:	Senior Vice President